EXHIBIT 23(A)
                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1997 in the Registration Statement (Form SB-2) and related Prospectus of MultiMedia Access Corporation for the registration of 2,981,573 shares of its common stock underlying non-redeemable common stock purchase warrants.


Dallas, TX                                      /s/ERNST & YOUNG LLP
July 17, 1997                                   --------------------
                                                ERNST & YOUNG LLP